UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2013

Century Aluminum Company
(Exact Name of Registrant as Specified in Charter)

Delaware	1-34474	13-3070826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2511 Garden Road Building A, Suite 200 Monterey, California (Address of Principal Executive Offices)	93940 (Zip Code)
(831) 642-9300
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 28, 2013, Century Echo LLC (“Century Echo”), a wholly owned subsidiary of Century Aluminum Company (the “Company”), entered into an asset sale agreement (the “Asset Sale Agreement”) with Alcan Primary Products Corporation (“APPC”), a wholly-owned subsidiary of Rio Tinto Alcan Inc. (“RTA”), pursuant to which Century Echo has agreed to acquire substantially all of the assets of the Sebree aluminum smelter located in Robards, Kentucky (the “Facility”) for $61 million in cash, after taking into account a $4 million purchase price reduction relating to certain assumed retiree medical obligations (the “Acquisition”). The Company expects to pay for the Acquisition with available cash on hand and borrowings under its revolving credit facility. APPC will retain, among other liabilities, all historical environmental liabilities of the Sebree smelter and has agreed to fully fund the pension plan being assumed by Century Echo at closing. In connection with the Acquisition, RTA has agreed to guarantee full and prompt payment and performance, when due, of all amounts and obligations of APPC under the Asset Sale Agreement. Century Echo will assume certain specified liabilities of APPC. Contemporaneously with the execution of the Asset Sale Agreement, the Company entered into a Guaranty (the “Guaranty”) for the benefit of APPC, pursuant to which the Company has guaranteed certain obligations of Century Echo under the Asset Sale Agreement.

Consummation of the Acquisition is expected to occur in June 2013 and is subject to customary closing conditions. In addition, consummation of the Acquisition is conditioned on obtaining the consent of certain third parties to the assignment of certain contracts in connection with the Acquisition, including the consent of the Facility's electricity suppliers and the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, AFL-CIO-CLC. Consummation of the Acquisition is further conditioned on Century Echo successfully negotiating an agreement for the supply of alumina to the Facility.

The descriptions of the Asset Sale Agreement and Guaranty set forth above are necessarily limited and are qualified in their entirety by reference to the full terms and conditions of the Asset Sale Agreement and Guaranty, copies of which are filed as Exhibits 2.1 and 2.2 to this Current Report on Form 8-K and which are incorporated herein by this reference.

The Asset Sale Agreement contains representations and warranties by each of the parties to the Asset Sale Agreement. These representations and warranties have been made solely for the benefit of the other party to the Asset Sale Agreement and: (a) should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (b) have been qualified by disclosures that were made to the other party in connection with the execution of the Asset Sale Agreement, which disclosures are not necessarily reflected in the Asset Sale Agreement; (c) may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and (d) were made only as of the date of the Asset Sale Agreement or such other date or dates as may be specified in the Asset Sale Agreement and are subject to more recent developments. Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

Item 8.01. Other Events.

On April 29, 2013, the Company issued a press release announcing that Century Echo has entered into the Asset Sale Agreement. The entire text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

On April 29, 2013, the Company also issued a press release announcing that its wholly owned subsidiary, Century Aluminum of Kentucky, has reached a tentative agreement with Kenergy Corporation and Big Rivers Electric Corporation on the framework for providing market priced power to its aluminum smelter in Hawesville, Kentucky. The entire text of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
2.1	Asset Sale Agreement, dated April 28, 2013, by and between Century Echo LLC and Alcan Primary Products Corporation.
2.2	Guaranty of Century Aluminum Company, dated April 28, 2013.
99.1	Press Release dated April 29, 2013.
99.2	Press Release dated April 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date:	April 29, 2013	By:	/s/ Jesse E. Gary
			Name: Title:	Jesse E. Gary Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
2.1	Asset Sale Agreement, dated April 28, 2013, by and between Century Echo LLC and Alcan Primary Products Corporation.
2.2	Guaranty of Century Aluminum Company, dated April 28, 2013.
99.1	Press Release dated April 29, 2013.
99.2	Press Release dated April 29, 2013.

4